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                                                                   EXHIBIT 10.14


                                 MORTGAGE NOTE

This Mortgage Note is made on December 18, 1998 between the Borrower(s) Outboard Marine Corporation, whose address is 100 Sea Horse Drive, Waukegan, Illinois 60085 referred to as "I," and the Lender Andrew P. Hines, whose address is 20 Saddle Hill Road, Mendham, New Jersey 07931 referred to as the "Lender."

If more than one Borrower signs this Note, the word "I" shall mean each Borrower named above. The word "Lender" means the original Lender and anyone else who takes this Note by transfer.

1. Borrower(s) Promise to Pay Principal and Interest. In return for a loan that I received, I promise to pay $860,000.00 (called "principal"), plus interest to the order of the Lender. Interest, at a yearly rate of six and 1/2% will be charged on that part of the principal which has not been paid from the date of this Note until all principal has been paid.

2. Payments. I will pay principal and interest based on a on demand year payment
schedule with monthly payments of $ on demand on the   day of each month
beginning on on demand I will pay all amounts owed under this Note no later than on demand. All payments will be made to the Lender at the address shown above or to a different place if required by the Lender.

3. Early Payments. I have the right to make payments at any time before they are due. These early payments will mean that this Note will be paid in less time. However, unless I pay this Note in full, my monthly payments will remain the same.

4. Late Charge for Overdue Payments. If the Lender has not received any payment within on demand days after its due date, I will pay the Lender a late charge of none % of the payment. This charge will be paid with the late payment.

5. Mortgage to Secure Payment. The Lender has been given a Mortgage dated December 18, 1998, to protect the Lender if the promises made in this Note are not kept. I agree to keep all promises made in the Mortgage covering property I own located at 20 Saddle Hill Road in the Township of Mendham in the County of Morris and the State of New Jersey. All terms of the Mortgage are made part of this Note.

6. Default. If I fail to make any payment required by this Note within one day after its due date, or if I fail to keep any other promise I make in this Note or in the Mortgage, the Lender may declare that I am in default on the Mortgage and this Note. Upon default, I must immediately pay the full amount of all unpaid principal, interest, other amounts due on the Mortgage and this Note and the Lender's costs of collection and attorney fees of twenty (20%) percent of outstanding balance.

7. Waivers. I give up my right to require that the Lender do the following: (a) to demand payment (called "presentment"); (b) to notify me of nonpayment (called "notice of dishonor"); and (c) to obtain an official certified statement showing nonpayment (called a "protest"). The Lender may exercise any right under this Note, the Mortgage or under any law, even if Lender has delayed in exercising that right or has agreed in an earlier instance not to exercise that right. Lender does not waive its right to declare that I am in default by making payments or incurring expenses on my behalf. Outboard Marine Corporation and the signatories hereto represent that any necessary corporate resolution and approvals for execution of this Demand Promissory Note have been obtained.

8. Each Person Liable. The Lender may enforce any of the provisions of this Note against any one or more of the Borrowers who sign this Note.

9. No Oral Changes. This Note can only be changed by an agreement in writing signed by both the Borrower(s) and the Lender.


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10. Signatures. I agree to the terms of this Note. If the Borrower is a corporation, its proper corporate officers sign and its corporate seal is affixed.

                                OUTBOARD MARINE CORPORATION

                                /s/ Robert S. Romano                      (SEAL)
                                ------------------------------------------
                                Robert S. Romano, Vice President

Witnessed or Attested by:



                                                                         (SEAL)
                                -----------------------------------------



 /s/ Gordon G. Repp
-------------------------------------
Gordon G. Repp, Assistant Secretary


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